STOCK OPTION AGREEMENT


     AGREEMENT, dated as of March 2, 2000, between SELECT THERAPEUTICS INC. (the "Company"), a Delaware corporation with offices at 124 Mount Auburn Street, Suite 200 North, Cambridge, Massachusetts, 02138, and DAWN VAN ZANT (the "Optionee"), residing at 145 Tyee Drive, Number 1573, Point Roberts, Washington 98281.

     WHEREAS, the Company desires to recognize the Optionee's achievements for the Company and provide additional incentive to the Optionee to utilize the Optionee's utmost efforts to contribute to the Company's future success and prosperity by giving the Optionee an opportunity to purchase shares of its common stock (the "Common Stock"), subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Option Grant. The Company hereby grants to the Optionee the option (the "Option") to purchase 25,000 shares (the "Optioned Shares") of Common Stock from the Company at a price of US $4.25 per share. The Optionee shall have the right to exercise the Option immediately upon the execution of this Agreement through and including March 1, 2007. The Option may be exercised in whole at any time or in part from time to time during the exercise period and is subject to adjustment as to price and number of shares as set forth in Section 5 hereof.

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2. Option Exercise;  Cashless Exercise. The Option may be exercised by notice to the Company of the intent to exercise the Option, an acceptable form of which notice is set forth as Exhibit A hereto and made a part hereof, specifying the number of Optioned Shares in respect of which the Option is being exercised and the Option exercise price and accompanied by payment for such Shares by cash, wire transfer or a bank or certified check payable to the order of the Company. This Option also is exercisable by a broker- dealer, acting on behalf of the Optionee, if (a) such broker-dealer and the Optionee shall agree to comply with the applicable provisions of Section 220.3(e)(4) of Regulation T of the Federal Reserve Board, (b) if the broker-dealer agrees to remit the Option exercise price to the Company out of the net sales proceeds of the Optioned Shares being acquired and (c) if the Company receives written instructions, signed by the Optionee, requesting the Company to deliver such Shares to such broker dealer and specifying the account into which such Shares should be deposited. The Optionee agrees to make adequate provision for the payment of any withholding taxes due upon exercise of the Option.

3. Option Transferable Only Upon the Death of the Optionee. During the life of the Optionee, the Option shall not be transferable and may be exercised only by the Optionee; provided, however, that in the event of the death of the Optionee prior to the Expiration Date, the Option, to the extent not theretofore exercised, shall be exercisable in full by the person to whom the Option is transferred by will or by the applicable laws of descent and distribution, and the Option shall terminate upon its expiration date and not prior to such date.


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4. Reservation of Common Stock. During the period within which the Option may be exercised the Company shall at all times have authorized and reserved for issuance upon such exercise a sufficient number of shares of Common Stock to provide for its exercise. The Company agrees that its issuance of this Agreement shall constitute full authority to its officers who are charged with the duty of causing the issuance of stock certificates of the Company to take all action necessary or appropriate to cause to be issued the necessary stock certificates for the shares of Common Stock issuable upon the proper exercise of the Option.

5. Adjustment of Option Price and Number of Optioned Shares. With respect to the Option granted hereunder, the Option price and the number and kind of securities purchasable upon the exercise of the Option shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

          (a) In case the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate, or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Company, the Option price in effect immediately prior thereto shall be adjusted to that amount, determined by multiplying the Option price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such event, and of which the denominator shall be the number of shares of Common Stock outstanding after


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


     giving effect thereto. An adjustment made pursuant to this Section 5(a) shall become effective retroactively, immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification. Each such adjustment shall be made successively whenever any such effective date or record date shall occur.

          (b) If the Common Stock issuable upon the exercise of the Option shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets provided for in this Section 5), then, and in each such event, the Optionee shall have the right thereafter to receive, without payment of any additional consideration therefor, the kind and amount of shares of Common Stock and other securities properly receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which the Option might have been exercised, as reasonably determined by the Company's Board of Directors, immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided in this Section 5.

          (c) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any


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


     other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made as reasonably determined by the Company's Board of Directors so that the Optionee shall thereafter be entitled to receive upon exercise of the Option, without payment of any additional consideration therefor, the number of shares of capital stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise of the Option would have been entitled on such capital reorganization, merger, consolidation or sale.

          (d) Upon each adjustment in the Option price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share to the product obtained, by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Option price by a fraction, the numerator of which shall be the Option price immediately prior to such adjustment and the denominator of which shall be the Option price immediately thereafter.

          (e) The adjustments provided for in this Section 5 are cumulative and shall apply to successive divisions, subdivisions, reductions, combinations, consolidations, issues, distributions or other events contemplated herein resulting in any adjustment under the provisions of this Section 5; provided, however, that, notwithstanding any other provision of this Section 5, no adjustment of the Option price shall be required if (1) the issue of Common Stock is being made pursuant to any stock option or stock purchase plan in force from time to time for officers and/or employees of the Company, or any other option(including warrants)


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


     outstanding at the date of issuance of this Option or (2) unless such adjustment would require an increase or decrease of more than five percent (5%) in the Option price then in effect; and provided further, however, that any adjustments in the Option price, which by reason of this Section 5(e), are not required then to be made shall be carried forward and taken into account in any subsequent adjustment.

6. Certificate of Adjustment. Whenever the Option price is adjusted, as provided in Section 5 above, the Company shall promptly deliver to the Optionee a certificate of the principal financial officer of the Company setting forth the Option price after such adjustment and setting forth a brief statement of the facts requiring such adjustments and the calculation thereof.

7. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise of the Option. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Option price in effect on the date of exercise.

8. Notice of Certain Events. If at any time prior to the expiration or full exercise of the Option, the Company shall:

          (a) Take a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any rights to subscribe for, purchase or otherwise acquire any shares of capital


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


     stock of any class or any other securities or property, or to receive any other right;

          (b) Offer for subscription pro rata to holders of Common Stock of the Company any additional shares of capital stock of any class or other rights;

          (c) Propose any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

          (d) Be the subject of any voluntary or involuntary dissolution, liquidation or winding-up;
     then, in each such event, the Company shall mail to the Optionee a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and (ii) the date or expected date upon which any such reorganization, reclassification, recapitalization, dissolution, liquidation, winding-up or offering is to take place and the time, if any, to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up. Such notice shall be mailed at least forty-five
     (45) days prior to the  earlier of the dates  specified  in clauses (i) and
     (ii) above.


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


9. Rights as a Stockholder.

     (a) The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been duly exercised with respect thereto.

     (b) The existence of an Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Compliance with Securities Laws.

     (a) Until such time as the Optioned Shares shall have been either registered under the Securities Act of 1933, as amended (the "Securities Act"), or sold pursuant to an exemption from registration, the Company shall utilize its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934 (whether or not it shall be required to do so pursuant to such sections) and will use its best efforts to comply with all other public information reporting requirements of the Securities and Exchange Commission (the "SEC") (including, without limitation, Rule 144 promulgated by the SEC under the Securities Act) from time to time in effect and relating


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


to the availability of an exemption from registration under the Securities Act for the sale of restricted securities. The Company also will cooperate with the Optionee in supplying such information as may be necessary for the Optionee to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of such an exemption.

     (b) Unless prior to the issuance thereof the Optioned Shares shall be registered under the Securities Act, as a condition precedent to the valid exercise of an Option the Optionee shall represent in writing to the Company that he is acquiring such Shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. If the Optioned Shares shall not be registered under the Securities Act at or prior to the issuance thereof, each certificate representing Optioned Shares shall bear a legend customary for securities not registered under the Securities Act.

     (c) The Company will use its best efforts to qualify, file or register the Optioned Shares in accordance with the securities laws of such states of the United States of America as may be reasonably designated by the Optionee and to obtain the consent, authorization or approval of any governmental agency required in connection with the issuance of such Shares or which may be required in order that the Optionee may otherwise publicly sell such Shares.

11. Notices. All notices required or desired to be given hereunder shall be in writing and shall be deemed properly given to a party if personally delivered or mailed by certified mail, return receipt requested, to such party at the address set forth at the


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


head of this Agreement or to such other address as shall be specified by notice duly given. Notices given by certified mail shall be deemed given three business days after the date of mailing, and notices delivered in person shall be deemed given on the date of delivery.

12. Entire Agreement; Breach and Waiver. The provisions hereof constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior written or oral understanding. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by both parties hereto. The failure of either party hereto to enforce at any time any of the provisions hereof shall in no way be construed to be a waiver of any such provision or any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of a subsequent breach. Any waiver must be in writing and duly authorized.

13. Agreement Binding Upon Successors. This Agreement shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and upon the Optionee, his successors and assigns, heirs, executors, administrators and legal representatives.


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14. Counterparts.  This Agreement may be executed in several counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Construction. This Agreement shall be governed by, and construed in accordance with, the local laws of the State of New York.

16. Headings. The headings herein are solely for the convenience of reference and shall be given no effect in the construction or interpretation hereof and shall not constitute, or be deemed to constitute, a part hereof.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

                                          SELECT THERAPEUTICS INC.


                                          By:
                                              ----------------------------------
                                              Robert Bender, Chairman


                                          Optionee:


                                          --------------------------------------
                                          Dawn van Zant


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


                                    EXHIBIT A


                                                     Date: ______________, 200_


Select Therapeutics Inc.
124 Mount Auburn Street
Suite 200 North
Cambridge, Massachusetts 02138

Attn: Chairman

          Re:  Exercise of Stock Option


Gentlemen:

     Please be advised that I wish to exercise my Stock Option by purchasing _________ shares of Common Stock of the Company at the option price of US $ per share. I enclose herewith a check in the amount of US $_______________ in full payment for said shares.

     Please deliver the certificate(s) to me at the following address:

                                                     Sincerely,


                                                     Name:
                                                          ----------------------

                                                     Address:
                                                             -------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     Social Security Number:

                                                     ---------------------------

Enclosure


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